                                    CONSENTS

To:   The Trustee of Algonquin Power Trust

We hereby consent to the reference to our name and opinion contained under
"Certain Canadian Federal Income Tax Considerations" and to our name under
"Legal Matters" in this Registration Statement on Form F-8 dated March 22, 2007.

March 22, 2007

(signed) "Blake, Cassels & Graydon LLP"

Blake, Cassels & Graydon LLP
Toronto, Ontario